AMENDMENT NO. 4
                                       TO
                           CREDIT FACILITIES AGREEMENT
                       (THAT WAS EFFECTIVE MARCH 20, 2001)
                                 BY AND BETWEEN
                              BANK OF AMERICA, N.A.
                      AS ADMINISTRATIVE AGENT AND A LENDER
                                       AND
                       THE OTHER LENDERS SIGNATORY THERETO
                                       AND
                             YOUNG INNOVATIONS, INC.
                                   AS BORROWER


In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, YOUNG INNOVATIONS, INC. ("Borrower"), BANK OF AMERICA, N.A. (as "Administrative Agent") agree as follows:

1. DEFINITIONS; SECTION REFERENCES. The term "Original Loan Agreement" means the Credit Facilities Agreement effective as of March 20, 2001, between Borrower, Administrative Agent and the Lenders signatory thereto, as amended, including without limitation, as amended by that certain Amendment No. 1 thereto effective April 20, 2001, that certain Amendment No. 2 thereto effective September 28, 2001, that certain Amendment No. 3 thereto effective September 19, 2002 and that certain Master Assignment and Assumption between Administrative Agent, Lenders, Harris Trust and Savings Bank and Borrower, of even date herewith that is effective simultaneously herewith (the "Master Assignment and Assumption"). The term "this Amendment" means this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Original Loan Agreement, except that the term "this Agreement" in the Original Loan Agreement shall be deemed to mean the Original Loan Agreement as amended by this Amendment. Section references are to sections of the Original Loan Agreement unless otherwise indicated.

2. EFFECTIVE DATE OF THIS AMENDMENT. Provided that Administrative Agent has received this Amendment fully executed by all parties hereto and each of the documents and other items listed or described on Exhibit A hereto as being required to be obtained, delivered or satisfied on or before the Effective Date (as hereinafter defined), with each being satisfactory to Administrative Agent and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated, this Amendment shall be effective as of May ___, 2004 (the "Effective Date"), simultaneously with the effectiveness of the Master Assignment and Assumption. If this Amendment does not become effective, the Original Loan Agreement shall continue in full force and effect as it existed in the absence of this Amendment.

3. AMENDMENTS TO ORIGINAL LOAN AGREEMENT. The Original Loan Agreement is amended as follows, all such amendments to be effective on the Effective Date unless otherwise indicated:

     3.1. REQUIRED LENDERS. Section 2.4 is deleted and replaced with the following:

          2.4. REFERENCES TO REQUIRED LENDERS. The words Required Lenders means
          (i) at any time when there are more than two Lenders, any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate 51%, or (ii) at any time when there are less than three

          Lenders, any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate 100%.

     3.2. INCREASE IN REVOLVING LOAN COMMITMENT. The amount "$40,000,000" in
     Section 3.1.1 is deleted and replaced with the amount "$50,000,000".

     3.3. INTEREST RATES. The table in Section 4.5 is deleted and replaced with the following:

                  ------------------------------------ -------------------- -------------------- ---------------------
                  IF THE RATIO OF BORROWER'S TOTAL     THE EURODOLLAR       THE BASE RATE        REVOLVING LOAN
                  FUNDED INDEBTEDNESS TO EBITDA IS:    INCREMENT            INCREMENT            COMMITMENT FEE (PER
                                                       SHALL BE:            SHALL BE:            ANNUM)
                  ------------------------------------ -------------------- -------------------- ---------------------
                  Greater than or equal to 2.00 to 1   1.50%                0.00%                0.20%
                  ------------------------------------ -------------------- -------------------- ---------------------
                  Greater  than or equal to 1.50 to 1  1.25%                0.00%                0.175%
                  but less than 2.00  to1
                  ------------------------------------ -------------------- -------------------- ---------------------
                  Less than 1.50 to 1                  1.00%                0.00%                0.15%
                  ------------------------------------ -------------------- -------------------- ---------------------

     3.4. EXTENSION OF MATURITY. The date "September 28, 2004", each place it appears in Section 6.1.2, is deleted and replaced with the date "September 28, 2007".

     3.5. GUARANTIES. The phrase "20 Business Days" in Section 8 is hereby deleted and replaced with the phrase "60 days."

     3.6. PRO FORMAS FOR PERMITTED ACQUISITIONS. Section 13.18 is deleted in its entirety.

     3.7. PERMITTED INVESTMENTS. Section 14.1.8 is deleted and replaced with the following two Sections:

          14.1.8. Loans by Young Acquisitions Company and/or Panoramic Rental Corp to its customers to finance the purchase of panoramic x-ray equipment from such Person, provided that (i) each such loan is secured by the equipment financed, (ii) the term of each such loan is no longer than three years, (iii) the other terms of each such loan, including the loan amount and interest rate, reflect that such loan was made on an arm's-length basis, and (iv) the amount of all such loans made by Young Acquisitions and Panoramic Rental Corp do not at any one time exceed $10,000,000 in the aggregate.

          14.1.9. Notes payable to any Covered Person in payment for the assets of such Covered Person sold, transferred, exchanged, leased or otherwise disposed of as permitted herein and Investments of Persons acquired in a Permitted Acquisition which do not fall within the Investments listed in Sections 14.1.1 through 14.1.8, to the extent the aggregate amount of such notes and such Investments does not at any one time exceed $250,000.

     3.8. PERMITTED INDEBTEDNESS - CAPITAL LEASES. The Dollar amount "$2,000,000", as it appears in Section 14.2.5, is deleted and replaced with the Dollar amount "$2,500,000".

     3.9. ACQUISITIONS. Section 14.6 is deleted and replaced with the following:

          14.6. ACQUISITIONS. Acquire stock or membership interests of, or any other equity interest in, another Person sufficient for such Person to become a Subsidiary or Affiliate of a Covered Person or a Joint Venture, or acquire all or substantially all of the assets of a Person or acquire a portion of the assets of a Person which constitute an operating division or operating group of such Person, except for, if there is no Existing Default and no Default or Event of Default will occur as a result of thereof, (i) asset acquisitions in the ordinary course of business that are not otherwise prohibited herein, (ii) acquisitions not otherwise permitted under this Section as are approved in writing by, and on terms and conditions satisfactory to, Required Lenders, and (iii) any acquisition of stock or membership interests of, or other equity interests in or assets of a Person with respect to which all of the following requirements have been met (in each case a Permitted Acquisition):

               14.6.1. NON-HOSTILE ACQUISITIONS; SIMILAR BUSINESS LINE. The acquisition must be non-hostile and must be of assets, or equity interests in a Person, in the same or similar line of business as Borrower or in a line of business that is synergistic with, or reasonably related to, the line of business of Borrower.

               14.6.2. INDIVIDUAL ACQUISITION DOLLAR LIMITATION. The total consideration to be paid in any particular acquisition may not exceed $17,500,000, unless otherwise approved by the Required Lenders.

               14.6.3. SURVIVING COMPANY BECOMES A GUARANTOR. If upon the consummation of the acquisition the Surviving Company will not be a Joint Venture, a Borrower or a Guarantor under this Agreement, Borrower shall provide notice of that fact to Administrative Agent no later than the date of the consummation of the acquisition. In such event, within 60 days after the consummation of the acquisition, at Administrative Agent's option, the Surviving Company shall become either (i) a Guarantor hereunder (by execution of a separate Guaranty or a joinder to an existing Guaranty which is satisfactory to Administrative Agent and the Lenders), or (ii) a Borrower hereunder (by execution and delivery of an amendment to this Agreement and appropriate notes, and other documents, and instruments which are satisfactory to Administrative Agent and the Lenders) and, if such Surviving Company is a Domestic Subsidiary that is a Material Subsidiary, shall deliver to Administrative Agent and the Lenders all other documents required by Section 8 for a Domestic Subsidiary that is a Material Subsidiary acquired, created or organized after the Execution Date.

               14.6.4. SURVIVING COMPANY IS SOLVENT. The Surviving Company will be Solvent upon consummation of the acquisition and upon the passage of time thereafter, and none of the covenants in Section 15 will be violated as a consequence of such acquisition or with the passage of time thereafter.

     3.10. DISPOSAL OF PROPERTY. The Dollar amount "$2,500,000", as it appears in Section 14.11, is deleted and replaced with the Dollar amount "$5,000,000".

     3.11. FINANCIAL COVENANTS. Section 15 of the Loan Agreement is deleted and replaced with the following:

          15.1. SPECIAL DEFINITIONS. As used in this Section 15.1 and elsewhere herein, the following capitalized terms have the following meanings:

          EBITDA means, with respect to any fiscal period of Borrower, the net income of Borrower for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus (i) (A) Interest Expense in such period, (B) income tax expense in such period, (C) depreciation and amortization expense in such period, and (D) any extraordinary loss in such period, minus (ii) any extraordinary gain in such period, in each case calculated for Borrower for such period.

          Interest Expense means for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Borrower during such period.

          Net Worth means net worth as determined in accordance with GAAP.

          Total Capitalization means, as of the date of any determination, the sum of Borrower's Total Funded Indebtedness and Borrower's Net Worth.

          Total Funded Indebtedness means, as of any time, the sum of any contractual obligations to pay borrowed money (including, without limitation, any such Indebtedness incurred in connection with purchase money financing) and to make payments or reimbursements with respect to letters of credit (whether or not there have been drawings thereunder) at such time including, without limitation, the Aggregate Revolving Loan and the aggregate dollar amount of Capital Leases presented in Borrower's most recent Financial Statements as Liabilities.

          All other capitalized terms used in this Section 15 shall have their meanings and shall be determined under GAAP. All financial measurements respecting Borrower shall be made and calculated for Borrower and all of its now existing or later acquired, created or organized Subsidiaries, if any, on a consolidated basis in accordance with GAAP.

          15.2. MAXIMUM RATIO OF TOTAL FUNDED INDEBTEDNESS TO EBITDA. The ratio of Borrower's Total Funded Indebtedness to EBITDA, measured at the end of each fiscal quarter of Borrower (for the four fiscal quarters then ended) shall not be greater than 2.50 to 1.00.

          15.3 MAXIMUM RATIO OF TOTAL FUNDED INDEBTEDNESS TO TOTAL CAPITALIZATION. The ratio of Borrower's Total Funded Indebtedness to Total Capitalization, measured at the end of each fiscal quarter of Borrower shall not be greater than 0.50 to 1.00.

          15.4. MINIMUM EBITDA. Borrower's EBITDA measured as of the last day of each fiscal quarter of Borrower ending during each period specified below (in each case calculated for the four fiscal quarters then ended) shall not be less than the amount specified for such period below:

                  -------------------------------------------------- -----------------------------------------------
                                       PERIOD                                        MINIMUM EBITDA
                  -------------------------------------------------- -----------------------------------------------
                  January 1, 2004 to December 31, 2004               $  18,500,000
                  -------------------------------------------------- -----------------------------------------------
                  January 1, 2005 to December 31, 2005               $  19,500,000
                  -------------------------------------------------- -----------------------------------------------
                  January 1, 2006 to December 31, 2006               $  20,500,000
                  -------------------------------------------------- -----------------------------------------------
                  January   1,  2007  and  the  last  day  of  each  $  21,500,000
                  calendar quarter thereafter
                  -------------------------------------------------- -----------------------------------------------

     3.12. The following new Section 13.14.3 is added to the Original Loan Agreement immediately following Section 13.14.2:

          13.14.3. QUARTERLY REPORT OF ACQUISITION ACTIVITY. Quarterly, at the same time when financial statements of Borrower and its Subsidiaries are delivered under Section 13.13.2, a summary of the acquisition activity of Borrower and its Subsidiaries during Borrower's fiscal quarter most recently ended, specifying in reasonable detail for each acquisition (as applicable), the name of the Target Company, the name of the Acquiring Company, the name of the Surviving Company and whether any new Subsidiary was created, organized or acquired, the nature of the acquisition (e.g., asset or entity acquisition, merger or consolidation), the aggregate purchase price paid, the nature of the business(es) or assets acquired, the location(s) of the business(es) or assets acquired, the historical revenues of the business(es) or assets acquired, any Indebtedness, Indirect Obligations or Security Interests affecting the business(es) or assets acquired, any Investments acquired in connection with the acquisition and a certification that any such Indebtedness, Indirect Obligations, Security Interests and Investments, are Permitted Indebtedness, Permitted Indirect Obligations, Permitted Security Interests or Permitted Investments, respectively, and certifying that, at the time of each acquisition, there was no Existing Default and that no Default or Event of Default has occurred as a result of any of the acquisitions described.

     3.13. EVENTS OF DEFAULT. The amount "$250,000", each place it appears in
     Section 16.1 is hereby deleted and replaced with the amount "$2,000,000."

     3.14. REVISED DEFINITIONS. The definitions of "Permitted Redemptions" and "Redemption Documents" in the Glossary attached to the Original Loan Agreement as Exhibit 2.1 are hereby deleted and replaced with the following definitions:

          PERMITTED REDEMPTIONS -- the redemption by Borrower from time to time during the period commencing on May ___, 2004 and ending on the Revolving Loan Maturity Date pursuant to Redemption Documents, in one or more transactions, of such of its shares as may be purchased for consideration in an amount not to exceed $23,000,000; such repurchases may be made using the proceeds of this Agreement, however the total amount of consideration to be paid for all such repurchases (including funds which are not proceeds of this Agreement) may not exceed $23,000,000 unless otherwise approved by the Required Lenders.

          REDEMPTION DOCUMENTS -- those certain agreements between a Covered Person and one or more of the shareholders or other equity holders of any Covered Person (whether now existing or hereafter executed) providing for all or a portion of the Permitted Redemptions.

4. NEW EXHIBIT 3. Exhibit 3 is hereby deleted and replaced with Exhibit 3 attached to this Amendment.

5. EFFECT OF AMENDMENT. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement, or any of the other Loan Documents. Each reference in the Original Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby.

6. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lenders that (i) execution, delivery and performance of this Amendment, and all transactions contemplated by the Amendment, have been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Amendment or in connection with any transaction contemplated by this Amendment,
(iii) this Amendment and the Original Loan Agreement constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Loan Agreement, all of the representations and warranties contained in
Section 11 of the Original Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the Effective Date, and (v) there is no Existing Default and no Default or Event or Default will occur immediately or with the passage of time or giving of notice as a consequence of this Amendment becoming effective.

7. REAFFIRMATION. Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Original Loan Agreement, as amended hereby, is in full force and effect, (iii) Borrower has no defenses to its obligations under the Original Loan Agreement and the other Loan Documents, and
(iv) Borrower has no claim of any nature against Administrative Agent or any Lender arising from or in connection with the Original Loan Agreement or the other Loan Documents.

8. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

9. COUNTERPART FACSIMILE EXECUTION. This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

10. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

11. FINAL EXPRESSION; NO COURSE OF DEALING. This Amendment is intended by the parties as a final expression of their agreement evidenced hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

12. INCORPORATION BY REFERENCE. Administrative Agent, the undersigned Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

13. STATUTORY NOTICE. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Documents or this Amendment:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     BORROWER AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT.

                     [remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the Effective Date.


YOUNG INNOVATIONS, INC.                     BANK OF AMERICA, N.A., as
by its Executive Vice President and Chief   Administrative Agent
Financial  Officer                          by its Vice President

/s/ Arthur L. Herbst, Jr.                   /s/ David A. Johanson
-------------------------------------       ------------------------------------
Name: Arthur L. Herbst, Jr.                 Name:  David A. Johanson




THE NORTHERN TRUST COMPANY, as a Lender     BANK OF AMERICA, N.A., as a Lender
by its Vice President                       by its Senior Vice President

/s/ Fredric McClendon                       /s/ Jennifer Gerdes
-------------------------------------       ------------------------------------
Name: Fredric McClendon                     Name: Jennifer Gerdes

                                    EXHIBIT 3

                    LENDERS' COMMITMENTS AND PRO-RATA SHARES


------------------------------------------- ---------------------------------------- ----------------------------
                  LENDER                           REVOLVING LOAN COMMITMENT               PRO-RATA SHARES
------------------------------------------- ---------------------------------------- ----------------------------
Bank of America, N.A.                                   $35,000,000                              70%
------------------------------------------- ---------------------------------------- ----------------------------
The Northern Trust Company                              $15,000,000                              30%
------------------------------------------- ---------------------------------------- ----------------------------
AGGREGATES                                              $50,000,000                             100%
------------------------------------------- ---------------------------------------- ----------------------------



------------------------------------------ ----------------------------------------- ---------------------------
LENDER                                            SWINGLINE LOAN COMMITMENT          PRO RATA SHARES
------------------------------------------ ----------------------------------------- ---------------------------
Bank of America, N.A.                                  $  3,000,000                             100%
------------------------------------------ ----------------------------------------- ---------------------------


                                    EXHIBIT A
                         DOCUMENTS AND REQUIREMENTS LIST

ITEMS TO BE OBTAINED, DELIVERED, OR SATISFIED EXECUTED ON OR BEFORE THE EXECUTION DATE

1. Copies of all Consents, Licenses and Approvals (obtained by Borrower in connection with the execution, performance, and enforceability of this Amendment)

2.   Master Assignment and Assumption Agreement

3. Amendment No. 4 to Credit Facilities Agreement, together with all exhibits and schedules (including the Supplement to Disclosure Schedule)
4.   Amended and Restated Revolving Notes:

     a.   $35,000,000 - Bank of America

     b.   $15,000,000 - The Northern Trust Company

5. Certificate of the Secretary of Borrower, certifying (a) that its articles or certificate of incorporation and bylaws of Borrower previously certified in connection with the execution of the Loan Agreement have not been amended, (b) the resolutions adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of the Amendment and all related documents by Borrower, are attached to the certificate and remain in full force and effect, and (c) a certificate of incumbency specifying the names, titles, and true signatures of the incumbent corporate officers authorized to sign the Amendment and all related documents on behalf of Borrower is attached to the certificate.

6. Good Standing Certificates for Borrower and each of the following Material Subsidiaries from the Secretary of State of their states of incorporation and qualification:

     a.   Borrower (MO corporation) - MO

     b.   Young Dental Manufacturing I, LLC (MO limited liability company) - MO,
          TX

     c.   Young Acquisitions Company d/b/a Panoramic (MO corporation) - MO, IN

     d. Young PS Acquisitions, LLC d/b/a Plak Smacker (DE limited liability company) - DE, CA

     e.   Young Colorado, LLC - DE, CO

     f.   Young OS LLC - DE

7.   Joint Acknowledgement of Guarantors

8. Legal Opinion of counsel to Borrower and each Material Subsidiary in form satisfactory to Administrative Agent

9.   Payment of Upfront Fee ($20,000, to be divided pro rata among the Lenders)

                                    EXHIBIT B
                       (SUPPLEMENTAL DISCLOSURE SCHEDULE)




        There are no supplemental disclosures if nothing is listed below.